SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 16, 2005

Commission file number 000-28587

GLOBAL BUSINESS SERVICES GROUP, INC.

(Exact name of small business issuer as specified in its charter)

DELAWARE	80-0048053
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

213 S. Robertson Blvd. Beverly Hills, CA. 90211

(Address of principal executive offices)

(310) 360-1215

Registrant's Telephone Number

Global Business Services, Inc.

Former Name or Former Address If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02

Termination of a Material Definitive Agreement

On February 22, 2005 Global Business Services Group, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with American Sports and Golf Acquisitions Tour, Inc., a Delaware corporation (“ASGA”) and ASGA Tour, Inc. the sole shareholder of ASGA (the “Shareholder”).  The Agreement provided for the issuance by the Company to the Shareholder of 18,000,000 shares (the “Shares”) of its common stock in exchange for all of the issued and outstanding shares of ASGA.  Following such issuance the Shareholder would hold more than 67% of the total number of issued and outstanding shares of common stock of the Company.

On March 16, 2005, the Agreement was rescinded.

Messrs. Thompson, Judkowitz and Marlowe have been reinstated as Officer and Director(s) respectively.

Item 2.01

Completion of Acquisition or Disposition of Assets

See Item 1.02 above.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.02 above.

Item 5.01

Changes in Control of Registrant

See Item 1.02 above.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the rescission of the Agreement described in Item 1.02 of the current report, on March 16, 2005 Stephen M. Thompson was reinstated as President and CEO and he, as well as Harvey Judkowitz and George Marlowe, were reinstated as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS SERVICES GROUP, Inc.

(Registrant)

Date: March 21, 2005

By:  /s/ Stephen M. Thompson

Stephen M. Thompson

President and Chief Executive Officer

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